                                                                    EXHIBIT 10.7

                             SUBSIDIARY GUARANTY

        THIS SUBSIDIARY GUARANTY, dated as of January 5, 1998, is made and entered into by Quantum North America, Inc., a Delaware corporation, Quantum International Limited, a United Kingdom corporation, Quantum Far East Ltd., a New Zealand corporation, Quantum Marketing International, Inc., a Delaware corporation, Quantum International Japan Company Ltd., a Japan corporation, DirectAmerica Corporation, a Delaware corporation, Positive Response Television Inc., a Delaware corporation, Quantum Productions AG, a Switzerland corporation, Suzanne Paul (Australia) Pty Limited, an Australia corporation, and National Media Holdings, Inc., a Delaware corporation (each a "Guarantor" and collectively "Guarantors"), for the benefit of ValueVision International, Inc., a Minnesota corporation ("Lender").

                                  RECITALS

        A. National Media Corporation, a Delaware corporation ("Borrower"), has executed for the benefit of Lender, a Note dated as of even date herewith (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "Note"), pursuant to which Lender has agreed, subject to the conditions therein, to make loans to Borrower in the original principal amount of Ten Million Dollars ($10,000,000) (the "Loan").

        B. It is a condition precedent to the obligation of Lender to advance funds pursuant to the terms of the Note that this Guaranty be executed and delivered by Guarantors.

        C. Each Guarantor is a direct or indirect wholly owned subsidiary of Borrower.

        D. Borrower agrees to apply the proceeds of the advances under the Note for working capital and other general corporate purposes, to the extent permitted by the Agreement and Plan of Reorganization and Merger dated as of the date hereof between Borrower and Lender (the "Merger Agreement"); provided, however, that such proceeds shall not be applied to the costs and expenses of the consummation of the transactions contemplated by the Merger Agreement.

        E. Guarantors expect to derive benefits from the loan to Borrower and find it advantageous, desirable and in the best interests of Guarantors to comply with the requirement that the Guarantors enter into and be bound by this Guaranty.

        NOW, THEREFORE, in exchange for good, adequate and valuable consideration, the receipt of which Guarantors acknowledge, Guarantors agree as follows:

        Section 1. Defined Terms.

        1(a) As used in this Guaranty, the following terms shall have the meanings indicated:


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        "Co-Guarantor" means, as to each Guarantor, any person (other than
Borrower and such Guarantor) who guaranties the Loan, whether by executing this Guaranty or by executing any other guaranty of the Loan, or by otherwise assuming personal liability for the Guaranteed Obligations (as defined below) or any part thereof.

        "Guaranteed Obligations" shall mean (a) any and all liabilities and obligations (including the Obligations) of Borrower to Lender of every kind, nature and description, whether direct or indirect, arising under any of the Loan Documents, and (b) all liabilities of Guarantors under this Guaranty, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

        "Person" shall mean any individual, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

        1(b) Undefined Terms Herein. All capitalized terms used in this Guaranty that are not specifically defined herein shall have the meaning ascribed to them in the Note.

        1(c) Singular/Plural, Etc. Unless the context of this Guaranty otherwise clearly requires, references to the plural include the singular and the plural (for example, references to "Guarantors" include each and every Guarantor, jointly and severally) and "or" has the inclusive meaning represented by the phrase "and/or." The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. References to Sections are references to Sections in this Guaranty unless otherwise provided.

        Section 2. Guaranty of Payment and Performance. Guarantors, jointly and severally, hereby absolutely and unconditionally guarantee to Lender the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) in full in cash and performance of the Guaranteed Obligations. This Guaranty is an absolute, unconditional, complete and continuing guaranty of payment and performance of the Guaranteed Obligations (and not a guaranty of collection or collectibility), and none of the obligations of Guarantors hereunder shall be released, in whole or in part, by any action or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Guaranteed Obligations or as otherwise provided by the Note, it being the purpose and intent of this Guaranty that the Guaranteed Obligations constitute the direct and primary obligations of Guarantors hereunder be absolute, unconditional and irrevocable. No notice of the Guaranteed Obligations to which this Guaranty may apply or of any renewal or extension thereof need be given to any of Guarantors. Nothing herein shall preclude a proper party in interest from seeking and obtaining specific performance against any of Guarantors for any failure to comply with any term, condition, covenant or Guaranty herein. This section shall not be construed to release or impair the indebtedness or any obligations of Borrower to Lender.



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        Section 3. Changes in Loan Documents.  Without notice to, or consent by, any of Guarantors, and in Lender's sole and absolute discretion and without prejudice to Lender or in any way limiting or reducing any of Guarantors' liability under this Guaranty, Lender may: (a) grant extensions of time, renewals or other indulgences or modifications to Borrower, any Co-Guarantor or any other party under any of the Loan Documents, (b) change the rate of interest under the Note, (c) change, amend or modify any Loan Documents, (d) discharge or release any party or parties liable under the Loan Documents or any collateral that secures any of the Guaranteed Obligations, (e) accept or make compositions or other arrangements or file or refrain from filing a claim in any Insolvency Event, (f) make other or additional loans to Borrower in such amounts and at such times as Lender may determine in its sole discretion, (g) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in its discretion, and (h) otherwise deal with Borrower and any Co-Guarantor and any other party related to the Loan as Lender may determine in its sole and absolute discretion. Without limiting the generality of the foregoing, Guarantors' liability under this Guaranty shall continue even if Lender alters any obligations under the Loan Documents in any respect or Lender's or Guarantors' remedies or rights against Borrower are in any way impaired or suspended without Guarantors' consent. If Lender performs any of the actions described in this paragraph, then each of Guarantors' liability shall continue in full force and effect even if Lender's actions impair, diminish or eliminate Guarantors' subrogation, contribution or reimbursement rights (if any) against Borrower or any Co-Guarantor, or otherwise adversely affect any of Guarantors or expand any of Guarantors' liability hereunder.

        Section 4. Nature of Guaranty. Guarantors' liability under this Guaranty is a guaranty of payment of the Note and the Loan, and is not a Guaranty of collection or collectibility. Guarantors' liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of any of the Loan Documents. Guarantors' liability under this Guaranty is a continuing, absolute, and unconditional obligation under any and all circumstances whatsoever (except as expressly stated, if at all, in this Guaranty), without regard to the validity, regularity or enforceability of any of the Guaranteed Obligations. Guarantors acknowledge that they are fully obligated under this Guaranty even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable under any Loan Document, whether pursuant to Insolvency Events or otherwise. Guarantors shall not be entitled to claim, and irrevocably covenant not to raise or assert, any defenses against the Guaranteed Obligations that would or might be available to Borrower, other than actual payment and performance of all Obligations in full in accordance with their terms. Guarantors waive any right to compel Lender to proceed first against Borrower before proceeding against any of Guarantors. Guarantors agree that if any of the Obligations are or become void or unenforceable (because of inadequate consideration, lack of capacity, Insolvency Events, or for any other reason), then each of Guarantors' liability under this Guaranty shall continue in full force with respect to all Obligations as if they were and continued to be legally enforceable. Guarantors also recognize and acknowledge that their respective liability under this Guaranty may be more extensive in amount and more burdensome than that of Borrower. Guarantors waive any defenses to this Guaranty arising or purportedly arising from the manner in which Lender disburses the Loan to Borrower or otherwise, or any waiver of the terms of any Loan Document by Lender or other failure of Lender to require full compliance with the Loan Documents.


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Guarantors' liability under this Guaranty shall continue until all sums due under the Loan Documents have been paid in full and all other performance required under the Loan Documents shall have been rendered in full, except as expressly provided otherwise in this Guaranty.

        Section 5. Full Knowledge. Guarantors acknowledge, represent and warrant that each of Guarantors have had a full and adequate opportunity to review the Loan Documents, the transaction contemplated by the Loan Documents and all underlying facts relating to such transaction. Guarantors represent and warrant that Guarantors fully understand: (a) the remedies Lender may pursue against Borrower in the event of a default under the Loan Documents, and
(b) Borrower's financial condition and ability to perform under the Loan Documents. Guarantors agree to keep themselves fully informed regarding all aspects of Borrower's financial condition and the performance of Borrower's obligations to Lender. Guarantors agree that Lender has no duty, whether now or in the future, to disclose to any of Guarantors any information pertaining to Borrower.

        Section 6. Claims in Insolvency Event. No Guarantor shall file any claim in any Insolvency Event affecting Borrower unless such Guarantor simultaneously assigns and transfers such claim to Lender, without additional consideration at the time of such assignment, pursuant to documentation satisfactory to Lender. Guarantors shall automatically be deemed to have assigned and transferred such claim to Lender whether or not Guarantors execute documentation to such effect, and by executing this Guaranty hereby authorizes Lender to execute and file such assignment and transfer documentation on Guarantors' behalf. Lender shall have the sole right to vote, receive distributions, and exercise all other rights with respect to any such claim, provided, however, that if and when the Obligations have been paid in full Lender shall release to Guarantors any further payments received on account of any such claim.

        Section 7. Lender Appointed Attorney-in-Fact. If Guarantors at any time fail to perform or observe any of the agreements set forth in this Guaranty or otherwise in connection with Section 6 above, each of Guarantors hereby appoint Lender Guarantors' attorney-in-fact, coupled with an interest, and hence irrevocable, with full authority in the place and stead of such Guarantors and in the name of such Guarantors or otherwise, from time to time in Lender's good-faith discretion, to take any action and to execute any instrument that Lender may reasonably believe necessary or advisable to cure or correct such failure or to perform, or cause performance of, any such Guaranty, in a manner consistent with the terms hereof. In such case the reasonable expenses of Lender incurred in connection therewith shall be payable by each of Guarantors, jointly and severally, as a Guaranteed Obligation hereunder.

        Section 8. Costs and Expenses; Indemnity. Guarantors, jointly and severally, shall pay or reimburse Lender within five days following demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by Lender in connection with the preparation, administration, continuance, amendment or enforcement of this Guaranty. Each of Guarantors, jointly and severally, shall indemnify and hold Lender harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Guaranty (including enforcement of this Guaranty) or Lender's actions


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pursuant hereto, except claims, losses or liabilities resulting from Lender's gross negligence or willful misconduct as determined by a final nonappealable judicial order. Any liability of any of Guarantors to indemnify and hold Lender harmless pursuant to the preceding sentence shall be part of the Guaranteed Obligations. The obligations of Guarantors under this Section shall survive any termination of this Guaranty.

        Section 9. Waivers and Amendments; Remedies. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Lender. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Lender. All rights and remedies of Lender shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at Lender's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

        Section 10. Other Waiver of Defenses. Guarantors waive the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party, dependent on its character as such. Without limiting the generality of the foregoing, each of Guarantors (in such capacity) waives presentment, demand for payment, and notice of nonpayment or protest of the Note or any other instrument evidencing any of the Guaranteed Obligations. Lender shall not be required, before exercising its rights under this Guaranty, to first resort for payment of any of the Guaranteed Obligations to Borrower or any other Persons, its or their properties or estates, or any collateral, property, liens, charges, encumbrances or other rights or remedies whatsoever. Until the date that is 1 year and 1 day following the date on which all of the Guaranteed Obligations have been paid in full, Guarantors hereby waive any right of contribution, recourse, subrogation or reimbursement available to any of Guarantors against Borrower or any other Person or property. Guarantors hereby waive any rights Guarantors may have at equity or in law to require Lender to apply any rights of marshaling or other equitable doctrines in the circumstances. Each of Guarantors expects to derive benefits from the transactions resulting in the creation of the Guaranteed Obligations. Lender may rely conclusively on the continuing warranty, hereby made, that each of Guarantors continues to be benefited by Lender's extension of credit accommodations to Borrower and Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits.

        Section 11. Representations and Warranties. Guarantors hereby represent and warrant to Lender that:

        11(a) Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would


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have a material adverse effect on the business, properties, financial condition or results of operations of the Guarantors, taken as a whole.

        11(b) Each Guarantor has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty. The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action by such Guarantor.

        11(c) This Guaranty has been duly executed and delivered by each Guarantor and constitutes the valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        11(d) The execution, delivery and performance of this Guaranty will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, articles of incorporation, bylaws or other corporate governance documents of any of Guarantors, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms conditions or provisions of any note, bond, mortgage, indenture (collectively, the "Debt Documents"), lease, contract or other agreement, instrument or obligation to which such Loan Party is a party or by which any of its properties or assets may be bound,, or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Guarantors or any of their respective properties or assets, except in the case of (ii) (other than Debt Documents), and (iii) any such conflicts, violations, defaults, terminations or cancellations which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations on the Borrower and the Guarantors, taken as a whole, or prevent or materially delay or impair any Guarantor's ability to perform its obligations hereunder or Lender's ability to enforce its rights hereunder (a "Material Adverse Effect").

        11(e) No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption by, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to any of Guarantors to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty, except such consents, approvals, orders authorizations, registrations, declarations and filings as have already been made or which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect.

        11(f) Except as described in forms, reports and documents filed or required to be filed by Borrower with the Securities and Exchange Commission since January 1, 1995, or in Disclosure Schedule 4.11 to the Merger Agreement, there are no actions, suits or proceedings pending or, to the knowledge of Guarantors, threatened against or affecting any of Guarantors or


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any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to any of Guarantors, would have a Material Adverse Effect.

        Section 12. Reinstatement. Guarantors agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of any of the Obligations, or any part thereof, is avoided, rescinded or waived and must otherwise be restored, disgorged, reimbursed or repaid by Lender upon the bankruptcy, insolvency or reorganization of Borrower or otherwise and shall continue in full force and effect as long as there exists a possibility that any payment or performance of any of the Obligations may be avoided, rescinded or waived and so restored, disgorged, reimbursed or repaid.

        Section 13. Covenants. From the date hereof and so long as any Note remains outstanding, Guarantors agree to comply with all provisions in the Note applicable to any of Guarantors.

        Section 14. Guarantors Acknowledgments. Guarantors hereby acknowledge that (a) Guarantors have been advised by counsel in the negotiation, execution and delivery of this Guaranty, (b) Lender has no fiduciary relationship to any Guarantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between any Guarantor and Lender.

        Section 15. Assignability. Lender may assign this Guaranty together with any one or more of the Loan Documents, without in any way affecting any Guarantor's or Borrower's liability. Upon request in connection with any such assignment, Guarantors shall deliver a Confirmation Certificate to the transferee in a form reasonably satisfactory to such transferee. Lender may from time to time designate any Affiliate as a successor or assignee of any or all of Lender's rights and remedies under this Guaranty. Lender may assign any or all of its rights or obligations hereunder on the same terms and conditions that Lender may assign the Note, as set forth in Section 7(o) of the Note.

        SECTION 16. GOVERNING LAW AND CONSTRUCTION. THIS GUARANTY, AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION THEREWITH, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF MINNESOTA. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

        SECTION 17. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY GUARANTOR AND LENDER SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN MINNESOTA, AND THE COURTS


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TO WHICH AN APPEAL THEREFROM MAY BE TAKEN.  EACH OF GUARANTORS AGREES THAT IT
WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS, OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY LENDER. EACH OF GUARANTORS WAIVE ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

        SECTION 18. WAIVER OF JURY TRIAL. ANY DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS SHALL BE RESOLVED IN A BENCH TRIAL. ANY RIGHT TO A JURY TRIAL IS WAIVED.

        Section 19. Notices. Except as otherwise provided for herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by telex or facsimile transmission or by overnight delivery service, with all charges prepaid, if to Lender then to Chief Executive Officer, ValueVision International, Inc., 6740 Shady Oak Road, Eden Prairie, MN 55344-3433, and if to Guarantors, then to Chief Executive Officer, National Media Corporation, Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, PA 19103 or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to Lender, at (612) 947-0141, and if to Guarantors, at (215) 988-4900. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused, and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

        Section 20. Joint and Several Liability. Each of Guarantors shall be jointly and severally liable for the Guaranteed Obligations.

        Section 21. Severability. The provisions of this Guaranty are severable, and if any clause or provision shall be held invalid or unenforceable (including, without limitation, as a result of a finding of fraudulent transfer or conveyance) in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Guaranty in any jurisdiction. The amount of the Guaranteed Obligations of an applicable Guarantor shall be reduced to the extent a court of competent jurisdiction has determined that the amount of the Guaranteed Obligations for such Guarantor would otherwise make this Guaranty unenforceable; provided, however, that the amount of the Guaranteed Obligations for such Guarantor shall subsequently increase to the extent permitted by law.

        REMAINDER OF PAGE INTENTIONALLY LEFT BLANK




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        IN WITNESS WHEREOF, each of Guarantors have caused this Subsidiary
Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



Quantum North America, Inc.,              Quantum International Limited,
a Delaware corporation                    a United Kingdom corporation

By: /s/ Brian J. Sisko                    By: /s/ Jack Sullivan
   -------------------------------------      ----------------------------------
Title: Senior Vice President              Title: Director
      ----------------------------------         -------------------------------



Quantum Far East Ltd.,                    Quantum Marketing International, Inc.,
a New Zealand corporation                 a Delaware corporation

By: /s/ Brian J. Sisko                    By: /s/ Brian J. Sisko
   -------------------------------------      ----------------------------------
Title: Senior Vice President              Title: Senior Vice President
      ----------------------------------         -------------------------------




Quantum International Japan Company       DirectAmerica Corporation,
Ltd., a Japan corporation                 a Delaware corporation

By: /s/ Brian J. Sisko                    By: /s/ Brian J. Sisko
   -------------------------------------      ----------------------------------
Title: Senior Vice President              Title: Senior Vice President
      ----------------------------------         -------------------------------


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



Positive Response Television, Inc.,        Quantum Productions AG,
a Delaware corporation                     a Switzerland corporation

By: /s/ Brian J. Sisko                     By: /s/ Brian J. Sisko
   -------------------------------------      ----------------------------------
Title: Senior Vice President               Title: Senior Vice President
      ----------------------------------         -------------------------------


National Media Holdings, Inc.              Suzanne Paul (Australia) Pty Limited,
a Delaware corporation                     an Australia corporation

By: /s/ Brian J. Sisko                     By: /s/ Brian J. Sisko
   -------------------------------------      ----------------------------------
Title: Senior Vice President               Title: Senior Vice President
      ----------------------------------         -------------------------------




                           SIGNATURE PAGE TO GUARANTY



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